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            AMENDED AND RESTATED CERTIFICATE OF LIMITED PARTNERSHIP
                                       OF
                             BUCKEYE PARTNERS, L.P.



          THIS Amended and Restated Certificate of Limited Partnership of Buckeye Partners, L.P. (the "Partnership"), dated as of February 4, 1998, has been duly executed and is being filed by the undersigned in accordance with the provisions of 6 Del.C. (S) 17-210, to amend and restate the original Certificate of Limited Partnership of the Partnership, which was filed on July 11, 1986, with the Secretary of State of the State of Delaware, to form a limited partnership under the Delaware Revised Uniform Limited Partnership Act (6 Del.C.
(S) 17-101, et seq.), as such certificate was previously amended (the "Certificate").

          The Certificate is hereby amended and restated in its entirety to read as follows:

          1. Name. The name of the limited partnership formed and continued hereby is Buckeye Partners, L.P.

          2. Registered Office. The address of the registered office of the Partnership in the State of Delaware is c/o the Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

          3. Registered Agent. The name and address of the registered agent for service of process on the Partnership in the State of Delaware is the Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.
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          4.   General Partner.  The name and the business address of the sole general partner of the Partnership is: Buckeye Management Company, a Delaware corporation, 3900 Hamilton Boulevard, Allentown, Pennsylvania 18103.

          IN WITNESS WHEREOF, the undersigned General Partner has duly executed this Amended and Restated Certificate of Limited Partnership as of the date and year first aforesaid.

                                    BUCKEYE MANAGEMENT COMPANY,
                                         a Delaware Corporation, as sole
                                         General Partner



                                    By: /s/Stephen C. Muther
                                       ------------------------------
                                           Stephen C. Muther
                                           Senior Vice President

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